Exhibit 99.1

NEWS RELEASE April 28, 2015

	Contacts:	Jay Brown, CFO
Son Nguyen, VP – Corporate Finance
FOR IMMEDIATE RELEASE		Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES

POTENTIAL SUBSIDIARY NOTES OFFERING

April 28, 2015 — HOUSTON, TEXAS — Crown Castle International Corp. (NYSE: CCI) (“Crown Castle”) announced today that certain of its indirect subsidiaries intend to offer, in a private transaction and subject to market conditions, an amount to be determined of Senior Secured Tower Revenue Notes (“Offered Notes”), as additional debt securities under the existing Indenture dated as of June 1, 2005, as amended and supplemented (“Indenture”), pursuant to which the Senior Secured Tower Revenue Notes, Series 2010-2, Series 2010-3, Series 2010-4, Series 2010-5 and Series 2010-6 (“Series 2010 Notes”), were issued. The subsidiaries expected to issue the Offered Notes are special purpose entities that are the current issuers under the Indenture and that hold over a quarter of the U.S., including Puerto Rico, towers of Crown Castle. Crown Castle expects that any Offered Notes issued will be rated investment grade. The servicing and repayment of any such Offered Notes are expected to be made solely from the cash flow from the operation of the U.S. towers that are part of the transaction.

Crown Castle expects to use the net proceeds received from such offering to retire the 2010-4 Notes, pay fees and expenses related to the offering of the Offered Notes and the retirement of the 2010-4 Notes and for general corporate purposes.

This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Offered Notes in any jurisdiction in which any such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The Offered Notes will be offered to qualified institutional buyers under Rule 144A, to persons outside of the U.S. under Regulation S and to institutional investors that are Accredited Investors under Rule 501. The Offered Notes will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 2

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 14,000 small cell nodes supported by approximately 7,000 miles of fiber, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 U.S. markets. In addition, Crown Castle operates approximately 1,800 towers in Australia. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding (i) the proposed offering of the Offered Notes, (ii) the rating of the Offered Notes, (iii) the terms of the Offered Notes, including with respect to servicing and repayment and (iv) the use of proceeds from the Offered Notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission. The term “including”, and any variation thereof, means “including, without limitation”.

The Foundation for a Wireless World.

CrownCastle.com